United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2009
(Date of Report)

Madero, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

143 Rowayton Ave Rowayton, CT (Address of principal executive offices)	06853 Zip Code

(203) 354-6510 (Registrant’s telephone number, including area code)
591 Broadway, 5th Floor New York, New York 10012 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

Nagle & Ferri, LLC

On February 17, 2009 the Registrant entered into a letter agreement with Nagle & Ferri, LLC to provide investor relations and financial communication consulting services through February 17, 2010. Pursuant to this agreement Nagle & Ferri, LLC will receive $18,000 per quarter during the term of the agreement.

Cerenzie-Peters Productions, Inc.

On February 13, 2009 the Registrant entered into a Consulting Services Agreement with Cerenzie-Peters Productions, Inc. (“CPP”) to provide consulting services in connection with developing the Registrant’s business plan and products.  Pursuant to this agreement CPP will receive an aggregate of 9,000,000 shares of the Registrant’s common stock, with restrictive legend.  Under certain circumstances the Registrant has the option to repurchase 3,000,000 of these shares of common stock based on certain revenue figures and the price of our common stock.

The shares were issued to CPP without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Capital Group Communications, Inc.

On February 13, 2009 the Registrant entered into a Consulting Agreement with Capital Group Communications, Inc. (“CGC”) to provide an investor recognition program. Pursuant to this agreement CGC will receive an aggregate of 6,000,000 shares of the Registrant’s common stock, with restrictive legend.

The shares were issued to CGC without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Item 3.02  Unregistered Sales of Equity Securities

See responsive information under Item 1.01 above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	MADERO, INC.

/s/Jason Irwin
Jason Irwin President